Company Contact: James R. McKnight, Jr. Chief Executive Officer 615-771-7575	Investor Relations: Kerry D. Massey Chief Financial Officer 615-771-7575
Diversicare Announces 2019 Third Quarter Results

BRENTWOOD, TN, (October 31, 2019) – Diversicare Healthcare Services, Inc. (OTCQX: DVCR), a premier provider of long-term care services, today announced its results for the third quarter ended September 30, 2019.
Third Quarter 2019 Highlights

•
Net loss from continuing operations was $1.9 million, or $0.30 per share, in the third quarter of 2019, compared to net loss from continuing operations of $7.5 million, or $1.17 per share, in the third quarter of 2018.

•	The Company completed its exit from the State of Kentucky effective on August 30, 2019, which consisted of 13 centers and 1,127 skilled nursing beds.

•	Our adjusted EBITDAR for the quarter was $14.4 million.
See below for a reconciliation of all GAAP and non-GAAP financial results.
CEO Remarks
Commenting on the quarter, Jay McKnight, President and Chief Executive Officer, said, "This quarter we successfully completed the exit of operations in the State of Kentucky, which is the latest of our larger initiatives. Over the past year we have undertaken major steps to improve our clinical offerings and risk profile, renew our largest operating lease, improve our operating cost structure, and work through our open government matter.  Our team has been working very hard on these transformative events and I could not be more proud of them.  We continue to explore opportunities to incrementally improve our current portfolio by focusing on improving revenue and the operational efficiency of our business.  As always, I am proud our team’s commitment to our mission of improving every life we touch by providing exceptional healthcare and exceeding expectations."

Third Quarter 2019 Results
The following table summarizes key revenue and census statistics for continuing operations for each period:

	Three Months Ended September 30,
	2019	2018
Skilled nursing occupancy	77.6%	78.0%
As a percent of total census:
Medicare census	8.9%	10.0%
Medicaid census	69.9%	69.3%
Managed Care census	4.4%	4.0%
As a percent of total revenues:
Medicare revenues	21.5%	17.1%
Medicaid revenues	54.9%	47.0%
Managed Care revenues	9.2%	9.4%
Average rate per day:
Medicare	$454.52	$447.91
Medicaid	$178.35	$178.89
Managed Care	$389.69	$383.87

Patient Revenues
Patient revenues were $118.6 million and $119.0 million for the three months ended September 30, 2019 and 2018, respectively, a decrease of $0.4 million.
Our Private and Medicare rates for the third quarter of 2019 increased 4.3% and 1.5%, respectively, resulting in revenue increases of $0.4 million and $0.3 million, respectively. Our Hospice, Managed Care, and Medicaid average daily census for the third quarter of 2019 increased 15.1%, 7.9%, and 0.3% respectively, resulting in $1.1 million, $0.6 million, and $0.2 million in additional revenue, respectively. Conversely, our Medicare and Private average daily census for the third quarter of 2019 decreased 11.6% and 12.5%, respectively, resulting in revenue losses of $2.7 million and $1.1 million, respectively. The Quality Incentive Payment Program ("QIPP") resulted in $0.3 million in additional revenues for the third quarter of 2019 compared to the third quarter of 2018.

Operating Expense
Operating expense decreased in the third quarter of 2019 to $95.6 million from $95.8 million in the third quarter of 2018, a decrease of $0.2 million. Operating expense increased as a percentage of revenue at 80.6% for the third quarter of 2019 as compared to 80.5% for the third quarter of 2018.
The decrease is mostly attributable to decreases in nursing and ancillary expenses and workers compensation costs of $0.8 million and $0.5 million, respectively, in the third quarter of 2019 compared to the third quarter of 2018. This was partially offset by increases in health insurance costs and general insurance costs of $0.7 million and $0.2 million, respectively, in the third quarter of 2019 compared to the third quarter of 2018.
One of the largest components of operating expenses is wages, which remained consistent at $58.2 million in the third quarter of 2018 and 2019.
Lease expense in the third quarter of 2019 increased to $13.3 million as compared to $12.1 million in the third quarter of 2018. The increase in lease expense was due to rent increases resulting from the new master lease agreement with Omega Healthcare Investors and the $1.1 million impact of non-cash straight-line rent expense.
Professional liability expense was $1.7 million and $1.6 million in the third quarters of 2019 and 2018, respectively. Our cash expenditures for professional liability costs of continuing operations were $1.5 million for the third quarters of 2019 and 2018. Professional liability expense fluctuates based on the results of our third-party professional liability actuarial studies, premiums and cash expenditures are incurred to defend and settle existing claims.
In the third quarter of 2018, the Company recorded $6.4 million in litigation contingency expense. In June, 2019, the Company and the U.S. Department of Justice reached an agreement in principle on the financial terms of a settlement regarding a civil investigative demand in the amount of $9.5 million, and recorded an additional $3.1 million in litigation contingency expense. The Company denies any wrong doing and is prepared to vigorously defend its actions.
General and administrative expense was $6.9 million for the third quarters of both 2019 and 2018. General and administrative expense remained consistent as a percentage of revenue at 5.8% in the third quarter of 2019 and 2018.
Depreciation and amortization expense was $2.3 million in the third quarter of 2019 as compared to $2.7 million in the third quarter of 2018. Decrease in depreciation expense relates to the decrease in capital expenditures.
Interest expense was $1.6 million in the third quarter of 2019 and $1.4 million in the third quarter of 2018. The increase of $0.2 million is due to an increase in the outstanding borrowings on our loan facilities.
The Company recorded an income tax benefit of $0.7 million during the third quarter of 2019 and $0.3 million during the third quarter of 2018.
As a result of the above, continuing operations reported a loss of $2.7 million before income taxes for the third quarter of 2019 as compared to a loss of $7.7 million for the third quarter of 2018. Both basic and diluted loss per common share from continuing operations were $0.30 for the third quarter of 2019 as compared to both basic and diluted loss per common share from continuing operations of $1.17 in the third quarter of 2018.
Receivables
Our net receivables balance decreased $4.3 million to $62.0 million as of September 30, 2019, from $66.3 million as of December 31, 2018.
Conference Call Information
A conference call has been scheduled for Thursday, October 31, 2019 at 4:00 P.M. Central time (5:00 P.M. Eastern time) to discuss third quarter 2019 results. The conference call information is as follows:

Date:	Thursday, October 31, 2019
Time:	4:00 P.M. Central, 5:00 P.M. Eastern
Webcast Links:	www.DVCR.com
Dial in numbers:	877.340.2552 (domestic) or 253.237.1159 (International) Conference ID: 8375927 The Operator will connect you to Diversicare’s Conference Call

A replay of the conference call will be accessible two hours after its completion through November 7, 2019, by dialing 855-859-2056 (domestic) or 404-537-3406 (international) and entering Conference ID 8375927.
FORWARD-LOOKING STATEMENTS
The “forward-looking statements” contained in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are predictive in nature and are frequently identified by the use of terms such as “may,” “will,” “should,” “expect,” “believe,” “estimate,” “intend,” and similar words indicating possible future expectations, events or actions. These forward-looking statements reflect our current views with respect to future events and present our estimates and assumptions only as of the date of this release. Actual results could differ materially from those contemplated by the forward-looking statements made in this release. In addition to any assumptions and other factors referred to specifically in connection with such statements, other factors, many of which are beyond our ability to control or predict, could cause our actual results to differ materially from the results expressed or implied in any forward-looking statements including, but not limited to, our ability to successfully integrate the operations of our new nursing centers, as well as successfully operate all of our centers, our ability to increase census and occupancy rates at our centers, changes in governmental reimbursement, government regulation, the impact of the recently adopted federal health care reform or any future health care reform, any increases in the cost of borrowing under our credit agreements, our ability to comply with covenants contained in those credit agreements, our ability to comply with the terms of our master lease agreements, our ability to renew or extend our leases at or prior to the end of the existing lease terms, the outcome of professional liability lawsuits and claims, our ability to control ultimate professional liability costs, the accuracy of our estimate of our anticipated professional liability expense, the impact of future licensing surveys, the outcome of proceedings alleging violations of state or Federal False Claims Acts, laws and regulations governing quality of care or other laws and regulations applicable to our business including HIPAA and laws governing reimbursement from government payors, the costs of investing in our business initiatives and development, our ability to control costs, our ability to attract and retain qualified healthcare professionals, changes to our valuation of deferred tax assets, changing economic and competitive conditions, changes in anticipated revenue and cost growth, changes in the anticipated results of operations, the effect of changes in accounting policies as well as others. The Company has provided additional information in its Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as well as in its other filings with the Securities and Exchange Commission, which readers are encouraged to review for further disclosure of other factors. These assumptions may not materialize to the extent assumed, and risks and uncertainties may cause actual results to be different from anticipated results. These risks and uncertainties also may result in changes to the Company’s business plans and prospects. Diversicare Healthcare Services, Inc. is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.
Diversicare provides long-term care services to patients in 62 nursing centers and 7,329 skilled nursing beds. For additional information about the Company, visit Diversicare's web site: www.DVCR.com.
-Financial Tables to Follow-

DIVERSICARE HEALTHCARE SERVICES, INC. AND SUBSIDIARIES
INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30, 2019	December 31, 2018
	(Unaudited)
ASSETS:
Current Assets
Cash and cash equivalents	$3,940	$2,685
Receivables	62,036	66,257
Self-insurance receivables, current portion	1,672	4,475
Current assets of discontinued operations	—	155
Other current assets	6,905	6,965
Total current assets	74,553	80,537

Property and equipment, net	48,448	50,843
Deferred income taxes, net	—	15,851
Acquired leasehold interest, net	5,869	6,307
Operating lease assets	316,626	—
Other assets	3,644	3,450
Noncurrent assets of discontinued operations	—	2,256
TOTAL ASSETS	$449,140	$159,244

LIABILITIES AND SHAREHOLDERS' DEFICIT:
Current Liabilities
Current portion of long-term debt and finance lease obligations, net	$12,333	$12,449
Trade accounts payable	14,401	15,659
Current liabilities of discontinued operations	—	86
Current portion of operating lease liabilities	22,986	—
Accrued expenses:
Payroll and employee benefits	16,969	19,471
Current portion of self-insurance reserves	12,235	13,158
Other current liabilities	11,468	9,522
Total current liabilities	90,392	70,345
Noncurrent Liabilities
Long-term debt and finance lease obligations, less current portion and deferred financing costs, net	63,167	60,984
Operating lease liabilities, less current portion	301,905	—
Self-insurance reserves, less current portion	17,007	16,057
Accrued litigation contingency, less current portion	9,000	6,400
Other noncurrent liabilities	1,497	6,656
Total noncurrent liabilities	392,576	90,097

SHAREHOLDERS’ DEFICIT	(33,828)	(1,198)

TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT	$449,140	$159,244

DIVERSICARE HEALTHCARE SERVICES, INC. AND SUBSIDIARIES
INTERIM CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data, unaudited)

	Three Months Ended September 30,
	2019	2018
PATIENT REVENUES, net	$118,630	$119,035
Operating expense	95,591	95,768
Facility-level operating income	23,039	23,267

EXPENSES:
Lease and rent expense	13,251	12,060
Professional liability	1,737	1,604
Litigation contingency expense	—	6,400
General and administrative	6,902	6,873
Depreciation and amortization	2,279	2,662
Total expenses less operating	24,169	29,599
OPERATING LOSS	(1,130)	(6,332)
OTHER INCOME (EXPENSE):
Interest expense, net	(1,554)	(1,382)
Other income	25	—
Total other expense	(1,529)	(1,382)
LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(2,659)	(7,714)
BENEFIT FOR INCOME TAXES	741	252
LOSS FROM CONTINUING OPERATIONS	(1,918)	(7,462)
INCOME (LOSS) FROM DISCONTINUED OPERATIONS	(2,956)	65
NET LOSS	$(4,874)	$(7,397)

NET LOSS PER COMMON SHARE:
Per common share – basic
Continuing operations	$(0.30)	$(1.17)
Discontinued operations	(0.45)	0.01
	$(0.75)	$(1.16)
Per common share – diluted
Continuing operations	$(0.30)	$(1.17)
Discontinued operations	(0.45)	0.01
	$(0.75)	$(1.16)

DIVIDENDS DECLARED PER SHARE OF COMMON STOCK	$—	$0.055
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	6,470	6,400
Diluted	6,470	6,400

DIVERSICARE HEALTHCARE SERVICES, INC. AND SUBSIDIARIES
INTERIM CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data, unaudited)

	Nine Months Ended September 30,
	2019	2018
PATIENT REVENUES, net	$354,145	$357,406
Operating expense	284,643	284,823
Facility-level operating income	69,502	72,583

EXPENSES:
Lease and rent expense	39,480	36,105
Professional liability	5,182	4,898
Litigation contingency expense	3,100	6,400
General and administrative	21,267	23,046
Depreciation and amortization	6,812	7,686
Total expenses less operating	75,841	78,135
OPERATING LOSS	(6,339)	(5,552)
OTHER INCOME (EXPENSE):
Gain on sale of investment in unconsolidated affiliate	—	308
Interest expense, net	(4,424)	(4,147)
Other income	207	113
Total other expense	(4,217)	(3,726)
LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(10,556)	(9,278)
BENEFIT (PROVISION) FOR INCOME TAXES	(15,544)	903
LOSS FROM CONTINUING OPERATIONS	(26,100)	(8,375)
INCOME (LOSS) FROM DISCONTINUED OPERATIONS	(6,716)	564
NET LOSS	$(32,816)	$(7,811)

NET LOSS PER COMMON SHARE:
Per common share – basic
Continuing operations	$(4.04)	$(1.32)
Discontinued operations	(1.04)	0.09
	$(5.08)	$(1.23)
Per common share – diluted
Continuing operations	$(4.04)	$(1.32)
Discontinued operations	(1.04)	0.09
	$(5.08)	$(1.23)

DIVIDENDS DECLARED PER SHARE OF COMMON STOCK	$—	$0.17
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	6,455	6,362
Diluted	6,455	6,362

DIVERSICARE HEALTHCARE SERVICES, INC. AND SUBSIDIARIES
INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Nine Months Ended September 30,
	2019	2018
NET LOSS	$(32,816)	$(7,811)
Discontinued operations	(6,716)	564
Net loss from continuing operations	(26,100)	(8,375)
Adjustments to reconcile net loss from continuing operations to cash provided by (used in) operating activities:
Depreciation and amortization	6,812	7,686
Deferred income tax provision (benefit)	15,851	(829)
Provision for self-insured professional liability, net of cash payments	4,682	2,224
Stock based compensation	429	947
Provision for leases, net of cash payments	3,768	(1,363)
Litigation contingency expense	3,100	6,400
Gain on sale of unconsolidated affiliate	—	(308)
Other	643	251
Changes in other assets and liabilities	(498)	(2,122)
Cash provided by operating activities from continuing operations	8,687	4,511
Cash provided by (used in) operating activities from discontinued operations	(5,130)	1,153
Cash provided by operating activities	3,557	5,664

Cash used in investing activities from continuing operations	(3,745)	(4,381)
Cash provided by (used in) investing activities from discontinued operations	6	(1,275)
Cash used in investing activities	(3,739)	(5,656)

Cash provided by (used in) financing activities	1,437	(44)

Net increase in cash	1,255	(36)
Cash beginning of period	2,685	3,524
Cash end of period	$3,940	$3,488

DIVERSICARE HEALTHCARE SERVICES, INC.
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA, ADJUSTED EBITDA AND ADJUSTED EBITDAR
(In thousands)

	For Three Months Ended
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net income (loss)	$(4,874)	$(24,596)	$(3,346)	$415	$(7,397)
(Income) loss from discontinued operations, net of tax	2,956	1,981	1,781	(3,109)	65
Income tax provision (benefit)	(741)	17,312	(1,028)	(774)	(169)
Interest expense	1,554	1,477	1,394	1,386	1,382
Depreciation and amortization	2,279	2,217	2,316	2,304	2,662
Debt retirement costs (a)	—	—	—	267	—
EBITDA	1,174	(1,609)	1,117	489	(3,457)

EBITDA adjustments:
Litigation contingency expense (b)	—	3,100	—	—	6,400
Severance expense (c)	—	87	—	157	—
Adjusted EBITDA	$1,174	$1,578	$1,117	$646	$2,943

Lease expense (d)	$13,251	$13,114	$13,115	$13,126	$12,060

(a)	Represents non-recurring debt retirement costs related to the amendment of our debt agreements in December 2018.
(b)	Represents non-recurring expected costs associated with the DOJ investigation.
(c)	Represents non-recurring costs associated with severance expenses.
(d)
As management, we evaluate Adjusted EBITDA exclusive of lease expense, or Adjusted EBITDAR, as a financial valuation metric. For the three month period ended September 30, 2019, Adjusted EBITDAR is calculated below.

Adjusted EBITDA	$1,174
Lease expense	13,251
Adjusted EBITDAR	$14,425

DIVERSICARE HEALTHCARE SERVICES, INC.
RECONCILIATION OF NET INCOME (LOSS) FOR DIVERSICARE HEALTHCARE
SERVICES, INC. COMMON SHAREHOLDERS TO ADJUSTED NET INCOME (LOSS)
FOR DIVERSICARE HEALTHCARE SERVICES, INC. COMMON SHAREHOLDERS
(In thousands, except per share data)

	For Three Months Ended
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net income (loss)	$(4,874)	$(24,596)	$(3,346)	$415	$(7,397)
Adjustments:
Litigation contingency expense (a)	—	3,100	—	—	6,400
Severance expense (b)	—	87	—	157	—
Debt retirement costs (c)	—	—	—	267	—
Tax impact of above adjustments (d)	—	(40)	—	(486)	—
Discontinued operations, net of tax	2,956	1,981	1,781	(3,109)	65
Adjusted net loss	$(1,918)	$(19,468)	$(1,565)	$(2,756)	$(932)

Adjusted net income (loss) per common share
Basic	$(0.30)	$(3.01)	$(0.24)	$(0.43)	$(0.15)
Diluted	$(0.30)	$(3.01)	$(0.24)	$(0.43)	$(0.15)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	6,470	6,472	6,424	6,402	6,400
Diluted	6,470	6,472	6,424	6,402	6,400

(a)	Represents non-recurring expected costs associated with the DOJ investigation.
(b)	Represents non-recurring costs associated with severance expenses.
(c)	Represents non-recurring debt retirement costs related to the amendment of our debt agreements in December 2018.
(d)	Represents tax provision for the cumulative adjustments for each period.

We have included certain financial performance and valuation measures in this press release, including EBITDA, Adjusted EBITDA, Adjusted EBITDAR, and Adjusted Net income (loss), which are “non-GAAP financial measures” using accounting principles generally accepted in the United States (GAAP) and using adjustments to GAAP (non-GAAP). These non-GAAP measures are not measurements under GAAP. These measurements should be considered in addition to, but not as a substitute for, the information contained in our financial statements prepared in accordance with GAAP. We define EBITDA as net income (loss) adjusted for loss (income) from discontinued operations, interest expense, debt retirement costs, income tax and depreciation and amortization. We define Adjusted EBITDA as EBITDA adjusted for litigation contingency expense and severance expense. We define Adjusted EBITDAR as Adjusted EBITDA adjusted for rent expense. We define Adjusted Net income (loss) as Net income (loss) adjusted for debt retirement costs, litigation contingency expense, severance expense and income (loss) from discontinued operations.
Our measurements of EBITDA, Adjusted EBITDA, Adjusted EBITDAR, and Adjusted Net income (loss) may not be comparable to similarly titled measures of other companies. We have included information concerning EBITDA, Adjusted EBITDA, and Adjusted Net income (loss) in this press release because we believe that such information is used by certain investors as measures of the Company’s historical performance. Management believes that Adjusted EBITDA, and Adjusted Net income (loss) are important financial performance measurements because they eliminate certain nonrecurring start-up losses and separation costs. Our presentation of EBITDA, Adjusted EBITDA, and Adjusted Net income (loss) should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.
We have included Adjusted EBITDAR in this press release because we believe that such information is used by certain investors as measures of the Company’s valuation. We believe that Adjusted EBITDAR is an important financial valuation measure that is commonly used by our management, research analysts, investors, lenders and financial institutions, to compare the enterprise value of different companies in the healthcare industry, without regard to differences in capital structures and leasing arrangements. Adjusted EBITDAR is a financial valuation measure and is not displayed as a performance measure as it excludes rent expense, which is a normal and recurring operating expense. As such, our presentation of Adjusted EBITDAR, should not be construed as a financial performance measure.

DIVERSICARE HEALTHCARE SERVICES, INC. SELECTED OPERATING STATISTICS (Unaudited)
Three Months Ended September 30, 2019
	As of September 30, 2019			Occupancy (Note 2)
Region (Note 1)	Licensed Nursing Beds Note (4)	Available Nursing Beds Note (4)	Skilled Nursing Weighted Average Daily Census	Licensed Nursing Beds	Available Nursing Beds	Medicare Utilization	2019 Q3 Revenue ($ in millions)	Medicare Room and Board Revenue PPD (Note 3)	Medicaid Room and Board Revenue PPD (Note 3)
Alabama	2,464	2,397	2,148	87.2%	89.6%	8.3%	$45.3	$438.29	$188.07
Kansas	464	464	382	82.4%	82.4%	9.7%	7.7	439.13	175.05
Mississippi	1,039	1,004	880	84.7%	87.7%	11.8%	18.8	427.58	189.74
Missouri	339	339	216	63.7%	63.7%	6.7%	3.8	475.27	143.95
Ohio	561	551	446	79.5%	80.9%	12.1%	12.4	477.57	197.64
Tennessee	617	551	437	70.8%	79.3%	12.6%	9.9	450.30	202.54
Texas	1,845	1,662	1,176	63.7%	70.7%	5.2%	20.8	535.04	146.19
Total	7,329	6,968	5,685	77.6%	81.6%	8.9%	$118.7	$454.52	$178.35

Note 1:	The Alabama region includes nursing centers in Alabama and Florida. The Ohio region includes one nursing center in Indiana.
Note 2:
The number of Licensed Nursing Beds is based on the licensed capacity of the facility. The Company has historically reported its occupancy based on licensed nursing beds, and excludes a limited number of assisted living, independent living, and personal care beds. The number of Available Nursing Beds represents licensed nursing beds less beds removed from service. Available nursing beds is subject to change based upon the needs of the facilities, including configuration of patient rooms, common usage areas and offices, status of beds (private, semi-private, ward, etc.) and renovations. Occupancy is measured on a weighted average basis.

Note 3:	These Medicare and Medicaid revenue rates include room and board revenues, but do not include any ancillary revenues related to these patients.
Note 4:	The Licensed and Available Nursing Bed counts above include only licensed and available SNF beds.

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